News Release

Qorvo® Announces Pricing of $500 Million Senior Notes Offering

GREENSBORO, NC — December 9, 2021 — Qorvo® (Nasdaq: QRVO), a leading provider of innovative RF solutions that connect the world, today announced the pricing of its offering of $500 million principal amount of its senior notes maturing in 2024 (the “Notes”). The Notes will pay interest semi-annually at a rate of 1.750%. The Notes will mature on December 15, 2024, unless earlier redeemed in accordance with their terms. Qorvo expects to close the sale of the Notes on or about December 14, 2021, subject to satisfaction of customary closing conditions.

The Notes will be issued to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. Qorvo expects to use the net proceeds of the offering to repay all, or a portion, of its term loan and for general corporate purposes. The Notes will be senior unsecured obligations of Qorvo and will be initially guaranteed, jointly and severally, by each of Qorvo’s existing and future direct and indirect wholly-owned U.S. subsidiaries that guarantee Qorvo’s obligations under its credit facility.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Qorvo
Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers' most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; the COVID-19 pandemic materially and adversely affecting our financial condition and results of operations; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities as a result of industry overcapacity; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; changes in the favorable tax status of certain of our subsidiaries; enactment of international or domestic tax legislation, or changes in regulatory guidance; risks associated with environmental, health and safety regulations and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.
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At Qorvo®:
Doug DeLieto
VP, Investor Relations
336-678-7968